Exhibit 99.1

Finisar Announces Second Quarter of Fiscal 2019 Financial Results

SUNNYVALE, Calif., Dec. 03, 2018 (GLOBE NEWSWIRE) — Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optic communications, today announced financial results for its second quarter of fiscal 2019, ended October 28, 2018. Finisar will not hold an earnings call, nor provide forward guidance for the third quarter of fiscal 2019, due to the previously announced proposed acquisition by II-VI Incorporated (NASDAQ: IIVI).

COMMENTARY

“I am pleased to report that revenues grew over the prior quarter and gross margins also improved over the prior quarter and were above our guidance estimate, primarily due to favorable product mix and continued focus on reducing manufacturing overhead,” said Michael Hurlston, Finisar’s Chief Executive Officer.  “In addition, we were able to accelerate the process of improving efficiencies and reducing relative operating expense levels faster than expected.  In combination, this led to increased earnings per share, exceeding the high end of our guidance range.”

FINANCIAL HIGHLIGHTS — Second Quarter Ended October 28, 2018

Summary GAAP Results

	Second
	Quarter	First
	Ended	Quarter
	October 28, 2018	Ended July 29, 2018
	(in thousands, except per share amounts)

Revenues	$325,423	$317,336
Gross margin	26.3%	25.4%
Operating expenses	$89,788	$96,376
Operating loss	$(4,105)	$(15,691)
Operating margin	(1.3)%	(4.9)%
Net loss	$(5,275)	$(18,489)
Loss per share-basic	$(0.04)	$(0.16)
Loss per share-diluted	$(0.04)	$(0.16)

Basic shares	117,284	115,867
Diluted shares	117,284	115,867

Summary Non-GAAP Results (a)

	Second
	Quarter	First
	Ended	Quarter
	October 28, 2018	Ended July 29, 2018
	(in thousands, except per share amounts)

Revenues	$325,423	$317,336
Non-GAAP Gross margin	28.3%	27.5%
Non-GAAP Operating expenses	$63,559	$68,311
Non-GAAP Operating income	$28,626	$18,841
Non-GAAP Operating margin	8.8%	5.9%
Non-GAAP Net income	30,600	21,297
Non-GAAP Income per share-basic	$0.26	$0.18
Non-GAAP Income per share-diluted	$0.26	$0.18

Basic shares	117,284	115,867
Diluted shares	118,290	117,191

(a) In evaluating the operating performance of Finisar’s business, Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside of Finisar’s core ongoing operating results.  A reconciliation of Finisar’s non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information, can be found under the heading “Finisar Non-GAAP Financial Measures” below.

Financial Statement Highlights for the Second Quarter of Fiscal 2019:

•                  Revenues increased by $8.1 million, or 2.5%, compared to the first quarter of fiscal 2019, as a result of increased sales of wavelength selective switches and VCSEL arrays for 3D applications.

•                  GAAP gross margin improved from 25.4% in the first quarter to 26.3%, primarily due to favorable product mix and continued focus on reducing manufacturing overhead.

•                  Non-GAAP gross margin improved from 27.5% in the first quarter to 28.3%.

•                  GAAP operating expenses decreased from 30.4% of revenue in the first quarter to 27.6%, as we were able to accelerate the process of improving efficiencies and reducing relative operating expense levels faster than expected.

•                  Non-GAAP operating expenses decreased from 21.5% of revenue in the first quarter to 19.5%, which is within the range of our operating model target of 18 to 20%.

•                  GAAP operating loss decreased $11.6 million, or 73.8%, compared to the first quarter.

•                  Non-GAAP operating income increased $9.8 million, or 51.9%, compared to the first quarter.

•                  GAAP operating margin improved from (4.9)% of revenue in the first quarter to (1.3)% due to the combination of higher revenues, better gross margins and lower operating expense levels.

•                  Non-GAAP operating margin improved from 5.9% in the first quarter to 8.8%.

•                  GAAP diluted earnings per share improved from $(0.16) in the first quarter to $(0.04).

•                  Non-GAAP diluted earnings per share increased from $0.18 in the first quarter to $0.26.

•                  Cash, cash equivalents and short-term investments increased approximately $11 million from the first quarter despite higher than typical levels of capital expenditures associated with the continued progress on our new Sherman fab for VCSEL arrays for 3D sensing applications and the construction of the third building at our Wuxi, China manufacturing site.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statement concerning Finisar’s expected financial performance. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the uncertainty of customer demand for Finisar’s products; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; the risk that our pending merger with II-VI does not close, due to the failure of one or more conditions to closing; uncertainty as to the market value of the II-VI merger consideration to be paid in the merger; the risk that required governmental or stockholder approvals of the merger (including China antitrust approval) will not be obtained or that such approvals will be delayed beyond current expectations; the risk of litigation in respect of either Finisar or II-VI or the merger; disruption from the merger making it more difficult to maintain our customer, supplier, key personnel and other strategic relationships.  Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s annual report on Form 10-K (filed June 15, 2018) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader in optical communications, providing components and subsystems to networking equipment manufacturers, data center operators, telecom service providers, consumer electronics and automotive companies.  Founded in 1988, Finisar designs products that meet the increasing demands for network bandwidth, data storage and 3D sensing subsystems. The company is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. Visit our website at www.finisar.com.

FINISAR FINANCIAL STATEMENTS The following financial tables are presented in accordance with GAAP.

Finisar Corporation

Consolidated Balance Sheets

(in thousands)

	Oct 28, 2018	Jul 29, 2018	Apr 29, 2018
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$332,138	$326,189	$312,257
Short-term investments	837,658	832,681	884,838
Accounts receivable, net	247,688	248,138	233,529
Inventories	309,500	325,846	348,527
Other current assets	51,232	54,863	56,001
Total current assets	1,778,216	1,787,717	1,835,152
Property, equipment and improvements, net	600,972	587,203	520,849
Purchased intangible assets, net	5,810	6,742	7,878
Goodwill	106,735	106,735	106,735
Other assets	12,250	25,179	31,721
Deferred tax assets	89,202	85,873	80,850
Total assets	$2,593,185	$2,599,449	$2,583,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$133,539	$149,876	$132,161
Accrued compensation	36,152	35,349	32,525
Other accrued liabilities	54,746	50,944	32,824
Deferred revenue	—	—	9,535
Current portion of convertible debt	257,067	254,150	251,278
Total current liabilities	481,504	490,319	458,323
Long-term liabilities:
Convertible debt, net of current portion	499,838	494,316	488,877
Other non-current liabilities	11,558	11,366	12,368
Total liabilities	992,900	996,001	959,568
Stockholders’ equity:
Common stock	117	117	115
Additional paid-in capital	2,885,319	2,869,657	2,850,195
Accumulated other comprehensive loss	(57,906)	(44,356)	(14,659)
Accumulated deficit	(1,227,245)	(1,221,970)	(1,212,034)
Total stockholders’ equity	1,600,285	1,603,448	1,623,617
Total liabilities and stockholders’ equity	$2,593,185	$2,599,449	$2,583,185

Note - Balance sheet amounts as of April 29, 2018 are derived from the audited consolidated financial statements as of that date.

Finisar Corporation

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended		Three Months Ended
	Oct 28, 2018	Oct 29, 2017	Oct 28, 2018	Oct 29, 2017	Jul 29, 2018
Revenues	$325,423	$332,205	$642,759	$674,011	$317,336
Cost of revenues	239,244	235,389	475,399	461,285	236,155
Amortization of acquired developed technology	496	611	992	1,222	496
Gross profit	85,683	96,205	166,368	211,504	80,685
Gross margin	26.3%	29.0%	25.9%	31.4%	25.4%
Operating expenses:
Research and development	52,674	60,560	115,734	118,600	63,060
Sales and marketing	12,427	12,230	24,907	24,581	12,480
General and administrative	12,832	13,282	25,475	27,571	12,643
Start-up costs	11,419	—	18,972	—	7,553
Amortization of purchased intangibles	436	666	1,076	1,373	640
Total operating expenses	89,788	86,738	186,164	172,125	96,376
Income (loss) from operations	(4,105)	9,467	(19,796)	39,379	(15,691)
Interest income	5,981	3,746	11,136	7,186	5,155
Interest expense	(9,490)	(9,131)	(18,876)	(18,144)	(9,386)
Other income (expenses), net	784	1,111	(1,005)	(1,583)	(1,789)
Income (loss) before income taxes	(6,830)	5,193	(28,541)	26,838	(21,711)
Provision (benefit) for income taxes	(1,555)	(664)	(4,777)	1,122	(3,222)
Net income (loss)	$(5,275)	$5,857	$(23,764)	$25,716	$(18,489)

Net income (loss) per share:

Basic	$(0.04)	$0.05	$(0.20)	$0.23	$(0.16)
Diluted	$(0.04)	$0.05	$(0.20)	$0.22	$(0.16)

Shares used in computing net income (loss) per share - basic	117,284	113,960	116,575	113,252	115,867
Shares used in computing net income (loss) per share - diluted	117,284	115,443	116,575	115,973	115,867

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: non-GAAP gross profit, non-GAAP operating income, non-GAAP income and non-GAAP net income per share. These non-GAAP financial measures are supplemental information regarding Finisar’s operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be outside of our ongoing core operating results.   Management believes that tracking non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our ongoing core current operations, our ability to generate cash and the underlying business trends that are affecting our performance.  These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities.  In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements.  We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods in this release:

•                  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);

•                  Stock-based compensation expense (non-cash charges);

•                  Impairment of long-lived/intangible assets (non-cash charges);

•                  Reduction in force costs and other restructuring charges (non-core cash charges);

•                  Acquisition related retention payments (non-core cash charges); and

•                  Inventory write-off related to discontinued products (non-cash charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods in this release:

•                  Discontinued product services fee (non-core cash charges);

•                  Duplicate facility costs during facility move (non-core charges);

•                  Acquisition related costs (non-core cash charges);

•                  Litigation settlements and resolutions and related costs (non-core cash charges);

•                  Amortization of purchased intangibles (non-cash charges); and

•                  Start-up cash costs related to our Sherman VCSEL fab until we begin commercial production.

In calculating non-GAAP income and non-GAAP income per share in this release, we have also excluded the following items in applicable periods in this release:

•                  Imputed interest expenses on convertible debt (non-cash charges);

•                  Imputed interest related to restructuring (non-cash charges);

•                  Other interest income (non-core benefits);

•                  Gains and losses on sales of assets and other miscellaneous (non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);

•                  Loss (gain) related to minority investment (non-core charges or benefits);

•                  Dollar denominated foreign exchange transaction losses (gains) (non-cash charges or benefits); and

•                  Amortization of debt issuance costs (non-cash charges).

In addition, in this release we have adjusted non-GAAP income and non-GAAP income per share for the difference between GAAP income taxes and non-GAAP income taxes.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

Finisar Corporation

Reconciliation of Results of Operations under GAAP and non-GAAP

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended		Three Months Ended
	Oct 28, 2018	Oct 29, 2017	Oct 28, 2018	Oct 29, 2017	Jul 29, 2018
GAAP to non-GAAP reconciliation of gross profit:
Gross profit - GAAP	$85,683	$96,205	$166,368	$211,504	$80,685
Gross margin - GAAP	26.3%	29.0%	25.9%	31.4%	25.4%
Adjustments:
Cost of revenues
Amortization of acquired technology	496	611	992	1,222	496
Stock compensation	3,493	3,724	7,299	6,294	3,806
Impairment of long-lived/intangible assets	17	—	17	—	—
Reduction in force costs	1,659	(9)	2,141	625	482
Acquisition related retention payment	21	26	33	67	12
Write off of discontinued product inventory	816	—	2,487	—	1,671
Total cost of revenues adjustments	6,502	4,352	12,969	8,208	6,467
Gross profit - non-GAAP	92,185	100,557	179,337	219,712	87,152
Gross margin - non-GAAP	28.3%	30.3%	27.9%	32.6%	27.5%

GAAP to non-GAAP reconciliation of operating income (loss):
Operating income (loss) - GAAP	(4,105)	9,467	(19,796)	39,379	(15,691)
Operating margin - GAAP	-1.3%	2.8%	-3.1%	5.8%	-4.9%
Adjustments:
Total cost of revenues adjustments	6,502	4,352	12,969	8,208	6,467
Total operating expense adjustments
Operating expenses - GAAP	89,788	86,738	186,164	172,125	96,376
Research and development
Reduction in force costs and other restructuring	972	22	7,996	115	7,024
Acquisition related retention payment	17	32	46	64	29
Stock compensation	5,962	6,147	12,137	12,229	6,175
Discontinued product service fees	608	—	921	—	313
Sales and marketing
Reduction in force costs	282	—	684	(12)	402
Acquisition related retention payment	—	—	—	(2)	—
Stock compensation	2,021	2,039	4,167	4,083	2,146
General and administrative
Reduction in force costs and other restructuring	257	150	776	370	519
Stock compensation	3,202	2,999	6,219	6,068	3,017
Acquisition related costs	997	40	995	44	(2)
Litigation settlements and resolutions and related costs	25	—	88	—	63
Amortization of purchased intangibles	436	666	1,076	1,373	640
Startup costs	11,419	—	18,972	—	7,553
Impairment of long-lived assets/intangible assets	31	—	217	—	186
Total operating expense adjustments	26,229	12,095	54,294	24,332	28,065
Operating expenses - non-GAAP	63,559	74,643	131,870	147,793	68,311
Operating income - non-GAAP	28,626	25,914	47,467	71,919	18,841
Operating margin - non-GAAP	8.8%	7.8%	7.4%	10.7%	5.9%

GAAP to non-GAAP reconciliation of income (loss) before income taxes:
Income (loss) before income taxes - GAAP	(6,830)	5,193	(28,541)	26,838	(21,711)
Adjustments:
Total cost of revenues adjustments	6,502	4,352	12,969	8,208	6,467
Total operating expense adjustments	26,229	12,095	54,294	24,332	28,065
Non-cash imputed interest expenses on convertible debt	8,054	7,676	15,981	15,231	7,927
Imputed interest related to restructuring	18	28	38	58	20
Other (income) expense, net
(Gain) / loss on sale of assets and other miscellaneous	(50)	38	(127)	(79)	(77)
Loss related to impairment of minority investments	399	—	399	2,347	—
Foreign exchange transaction (gain) or loss	(1,307)	(1,478)	614	(1,016)	1,921
Amortization of debt issuance cost	385	385	770	770	385
Total interest and other adjustments	7,499	6,649	17,675	17,311	10,176
Income before income taxes - non-GAAP	33,400	28,289	56,397	76,689	22,997

GAAP to non-GAAP reconciliation of net income (loss):
Net income (loss) - GAAP	(5,275)	5,857	(23,764)	25,716	(18,489)
Total cost of revenues adjustments	6,502	4,352	12,969	8,208	6,467
Total operating expense adjustments	26,229	12,095	54,294	24,332	28,065
Total interest and other adjustments	7,499	6,649	17,675	17,311	10,176
Income tax provision adjustments	(4,355)	(2,864)	(9,277)	(3,728)	(4,922)
Total adjustments	35,875	20,232	75,661	46,123	39,786
Net income - non-GAAP	$30,600	$26,089	$51,897	$71,839	$21,297

Non-GAAP net income for diluted earnings per share calculation
Net income - non-GAAP	$30,600	$26,089	$51,897	$71,839	$21,297
Add: interest expense for dilutive convertible notes	—	—	—	—	—
Adjusted net income - non-GAAP	$30,600	$26,089	$51,897	$71,839	$21,297

Basic non-GAAP income per share
GAAP earnings per share	$(0.04)	$0.05	$(0.20)	$0.23	$(0.16)
Impact of all non-GAAP adjustments	$0.30	$0.18	$0.65	$0.40	$0.34
Non-GAAP earnings per share	$0.26	$0.23	$0.45	$0.63	$0.18

Diluted non-GAAP income per share
GAAP earnings per share	$(0.04)	$0.05	$(0.20)	$0.22	$(0.16)
Impact of all non-GAAP adjustments	$0.30	$0.18	$0.64	$0.40	$0.34
Non-GAAP earnings per share	$0.26	$0.23	$0.44	$0.62	$0.18

Shares used in computing non-GAAP income per share
Basic	117,284	113,960	116,575	113,252	115,867
Diluted	118,290	115,443	117,954	115,973	117,191

Finisar-F

Investor Contact:	Press contact:
Kurt Adzema	Victoria McDonald
Chief Financial Officer	Director, Corporate Communications
408-542-5050 or Investor.relations@finisar.com	408-542-4261

Additional Information and Where to Find It

In connection with the proposed acquisition of Finisar Corporation (the “Company”) by II-VI Incorporation (“Parent”) pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent and Mutation Merger Sub Inc. (“Merger Subsidiary”), Parent will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Form S-4”) that will contain a proxy statement of the Company and a proxy statement and prospectus of Parent, which joint proxy statement/prospectus will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available.  Investors are urged to read the joint proxy statement/prospectus (including all amendments and supplements) because they will contain important information.  Investors may obtain free copies of the joint proxy statement/prospectus when it becomes available, as well as other filings containing information about the Company and Parent, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of these documents may also be obtained for free from the companies’ web sites at www.finisar.com and www.ii-vi.com.

Participants in Solicitation

The Company, Parent and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction.  Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on June 15, 2018, and the proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on July 26, 2018. Investors may obtain more detailed information regarding the direct and indirect interests of Parent, the Company and their respective executive officers and directors in the acquisition by reading the preliminary and definitive joint proxy statement/prospectus regarding the transaction, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties concerning Parent’s proposed acquisition of the Company, the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the Company may be unable to obtain required stockholder approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the transaction may involve unexpected costs, liabilities or delays; risks that the transaction disrupts current plans and operations of the parties to the transaction; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction and the actual terms of any financings that will be obtained for the transaction; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement.  In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. All forward-looking statements speak only as of the date of this written communication or, in the case of any document incorporated by reference, the date of that document. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.